Exhibit 3.33

Delaware

The first State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “CORECOMM COMMUNICATIONS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE TWENTY-SECOND DAY OF APRIL, A.D. 2005, AT 8:49 O’CLOCK A.M.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “CORECOMM COMMUNICATIONS, INC.” TO “CORECOMM COMMUNICATIONS, LLC”, FILED THE FIFTEENTH DAY OF JUNE, A.D. 2006, AT 10:51 O’ CLOCK A.M.

CERTIFICATE OF FORMATION, FILED THE FIFTEENTH DAY OF JUNE, A.D. 2006, AT 10:51 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE NINETEENTH DAY OF MAY, A.D. 2011, AT 9:30 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE FIFTEENTH DAY OF SEPTEMBER, A.D. 2011, AT 2:19 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FIFTEENTH DAY OF MAY, A.D. 2012, AT 10 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
3069209 8100X	Jeffrey W. Bullock, Secretary of State
120945603	AUTHENTICATION: 9786985
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 08-17-12

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CORECOMM COMMUNICATIONS, INC.

Pursuant to Sections 242, 245 and 303 of the

General Corporation Law of the State of Delaware

* * * * * * * *

The undersigned officer of CoreComm Communications, Inc. certify as follows:

1. The name of the Corporation is CoreComm Communications, Inc. (the “Corporation”). The Corporation was originally incorporated under the name CoreComm Operating Company, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on July 13, 1999. An amendment was filed with the Secretary of State of Delaware on October 6, 1999 to change the name to CoreComm Communications, Inc.

2. The Corporation filed on January 15, 2004 a voluntary petition for relief pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as amended (the “Bankruptcy Code”).

3. On April 13, 2005, the United States Bankruptcy Court for the Southern District of New York, entered an order (the “Order”) confirming the “Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code” (as the same may be further amended, revised or modified, the “Plan”).

4. The Plan and Order directs and authorizes, respectively, the Corporation to amend and restate its Certificate of Incorporation as set forth herein.

5. Pursuant to the Plan, the Order and Sections, 242, 245 and 303 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation.

6. This Amended and Restated Certificate of Incorporation was duly adopted by the Corporation pursuant to and in accordance with Section 303 of the General Corporation Law of the State of Delaware.

The text of the Certificate of Incorporation of the Corporation, as heretofore amended, is hereby restated in its entirety as follows:

State of Delaware Secretary of State Division of Corporations Delivered 09:00 AM 04/22/2005 FILED 08:49 AM 04/22/2005 SRV 050325461 - 3069209 FILE

ARTICLE I

The name of the corporation (the “Corporation”) is: CoreComm Communications, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Suite 1B, Dover, County of Kent, Delaware 19901. The name of the registered agent at such address is National Registered Agents, Inc.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is 1,500 shares, all of which shall consist of shares of Common Stock, par value $0.01 per share (the “Common Stock”).

The Corporation shall not issue any non-voting capital stock to the extent prohibited by Section 1123(a)(6) of the Title 11 of the United States Code (the “Bankruptcy Code”); provided, however, that the provisions of this paragraph shall have no further force or effect beyond that required by Section 1123 of the Bankruptcy Code.

ARTICLE V

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws (the “By-Laws”) of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. The number of Directors shall be as from time to time fixed by, or in the manner provided in, the By-Laws.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the By-Laws may be made, altered, amended or repealed by the stockholders or by the affirmative vote of the majority of the entire Board of the Directors.

ARTICLE VII

Elections of Directors need not be by written ballot.

ARTICLE VIII

The Corporation is to have perpetual existence.

ARTICLE IX

(a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware, including without limitation Section 145 of the General Corporation Law of the State of Delaware, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity by the Corporation for such expenses which the Court of Chancery or such other court shall deem proper.

(c) Expenses incurred in defending a civil or criminal action, suit or proceeding referenced above may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of any person so indemnified to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX.

(d) The indemnification and other rights set forth in this Article IX shall not be exclusive of any provisions with respect thereto in the By-Laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

(e) Neither the amendment nor repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to the reimbursement of expenses pursuant to this Article IX if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

(f) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director:

(i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii) under Section 174 of the General Corporation Law of the State of Delaware; or

(iv) for any transaction from which the director derived an improper personal benefit.

ARTICLE X

From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the Stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article X.

ARTICLE XI

Meetings of Stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

IN WITNESS WHEREOF, said Corporation has caused this Amended and Restated Certificate of Incorporation of the Corporation to be signed by its officer this 22nd day of April, 2005.

CORECOMM COMMUNICATIONS, INC.

By:	/s/ Stephen Marotta
Name: Stephen Marotta Title: Chief Restructuring Officer

State of Delaware Secretary of State Division of Corporations Delivered 11:02 AM 06/15/2006 FILED 10:51 AM 06/15/2006 SRV 060577723 - 3069209 FILE

CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY

OF

CORECOMM COMMUNICATIONS, INC.

TO

CORECOMM COMMUNICATIONS, LLC

Pursuant to Section 18-214 of the Delaware Limited Liability Company Act and

Section 266 of Delaware General Corporation Law

This certificate of Conversion to Limited Liability Company dated June 15, 2006, has been duly executed and is being filed by CoreComm Communications, Inc., a Delaware corporation (the “Company”), and David Larsen, as an authorized person of CoreComm Communications, LLC, a Delaware limited liability company (the “LLC”), to convert the Company to the LLC, under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.) and the Delaware General Corporation Law (8 Del.C. § 101, et seq.) (the “GCL”).

1. The Company’s name when it was originally incorporated was CoreComm Operating Company, Inc.

2. The Company’s name immediately prior to the filing of this certificate of Conversion to Limited Liability Company was CoreComm Communications, Inc.

3. The Company filed its original certificate of incorporation with the Secretary of State of the State of Delaware and was first incorporated on July 13, 1999 in the State of Delaware, and was incorporated in the State of Delaware immediately prior to the filing of this Certificate of Conversion to Limited Liability Company.

4. The name of the LLC into which the Company shall be converted as set forth in its certificate of formation is CoreComm Communications, LLC.

5. The conversion of the Company to the LLC has been approved in accordance with the provisions of Sections 228 and 266 of the GCL.

6. The conversion of the Company to the LLC shall be effective upon the filing of this Certificate of Conversion to Limited Liability Company and a Certificate of Formation with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Conversion to Limited Liability Company as of the date first-written.

CoreComm Communications, Inc.		CoreComm Communications, LLC

By:	/s/ David Larsen	By:	/s/ David Larsen
	Name: David Larsen Title: President		Name: David Larsen Title: President

State of Delaware Secretary of State Division of Corporations Delivered 11:02 AM 06/15/2006 FILED 10:51 AM 06/15/2006 SRV 060577723 - 3069209 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

This Certificate of Formation of CoreComm Communications, LLC (the “LLC”) is being duly executed and filed by David Larsen, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

FIRST: The name of the limited liability company is CoreComm Communications, LLC.

SECOND: The address of the registered office of the LLC in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the LLC in the State of Delaware at such address is The Corporation Trust Company.

THIRD: This Certificate of Formation shall be effective on the date of filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation this 15th day of June, 2006.

By:	/s/ David Larsen
Name: David Larsen Title: Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 09:30 AM 05/19/2011 FILED 09:30 AM 05/19/2011 SRV 110583986 - 3069209 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is CoreComm Communications, LLC, and the name of the limited liability company being merged into this surviving limited liability company is CoreComm Services LLC.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is CoreComm Communications, LLC.

FOURTH: The merger is to become effective on May 19th, 2011.

FIFTH: The Agreement of Merger is on file at 800 Westchester Avenue, Suite N-501, Rye Brook, New York, 10579, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person the 18th day of May, A.D. 2011.

By:	/s/ Charles C. Hunter
Authorized Person
Name:	Charles C. Hunter
Title:	Member, Executive Vice President and Secretary, CoreComm Communications, LLC

State of Delaware Secretary of State Division of Corporations Delivered 02:19 PM 09/15/2011 FILED 02:19 PM 09/15/2011 SRV 111012452 - 3069209 FILE

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

CORECOMM NEWCO, INC.,

CORECOMM-VOYAGER, INC.,

AND

FCC HOLDCO I, INC.

INTO

CORECOMM COMMUNICATIONS, LLC

(Pursuant to Section 267 of the General Corporation Law of Delaware)

CORECOMM COMMUNICATIONS, LLC a limited liability company formed on the 13th day of July, 1999, pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this limited liability company owns 100% of the capital stock of CORECOMM NEWCO, INC., a corporation incorporated on the 9th day of January, 1998, A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware, CORECOMM-VOYAGER, INC., a corporation incorporated on the 18th day of September, 1998, A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware, and FCC HOLDCO I, INC., a corporation incorporated on the 27th day of February, 1998, A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware;

AND DOES HEREBY FURTHER CERTIFY and that CORECOMM COMMUNICATIONS, LLC, does hereby certify that the following merger has been authorized in accordance with the governing documents of CORECOMM COMMUNICATIONS, LLC, and the laws of the State in which it was formed, and that by a resolution of its Members duly adopted at a meeting held on the 11th day of November, 2010, A.D., determined to and did merge into itself said CORECOMM NEWCO, INC., CORECOMM-VOYAGER, INC., and FCC HOLDCO I, INC., which resolution is in the following words to wit:

WHEREAS CORECOMM COMMUNICATIONS, LLC, lawfully owns 100% of the outstanding stock of CORECOMM NEWCO, INC., CORECOMM-VOYAGER, INC., and FCC HOLDCO I, INC., each of which is a corporation organized and existing under the laws of the State of Delaware, and

WHEREAS CORECOMM COMMUNICATIONS, LLC, desires to merge into itself the said CORECOMM NEWCO, INC., CORECOMM-VOYAGER, INC., and FCC HOLDCO I, INC. and to be possessed of all the estate, property, rights, privileges and franchise of each said entity,

WHEREAS, the above-described merger has been authorized in accordance with the governing documents of CORECOMM COMMUNICATIONS, LLC, and the laws of the State in which it was formed,

NOW, THEREFORE, BE IT RESOLVED, that CORECOMM COMMUNICATIONS, LLC, merges into itself said CORECOMM NEWCO, INC., CORECOMM-VOYAGER, INC., and FCC HOLDCO I, INC., and assumes all of each such entity’s liabilities and obligations, and

FURTHER RESOLVED, that the Members of CORECOMM COMMUNICATIONS, LLC, be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent company, CORECOMM COMMUNICATIONS, LLC, has caused this certificate to be signed by an authorized Member this 14th day of September, 2011, A.D.

By:	/s/ Charles C. Hunter
Authorized Member
Name: Charles C. Hunter Title: Member

State of Delaware Secretary of State Division of Corporations Delivered 10:00 AM 05/15/2012 FILED 10:00 AM 05/15/2012 SRV 120585032 - 3069209 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION

INTO

DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is CoreComm Communications, LLC, and the name of the domestic corporation being merged into this surviving limited liability company is CoreComm Internet Group, Inc.

SECOND: The Agreement of Merger has been approved, adopted, certified and executed and acknowledged by both of the constituent entities.

THIRD: The name of the surviving limited liability company is CoreComm Communications, LLC.

FOURTH: The merger is to become effective on May 15, 2012.

FIFTH: The Agreement of Merger is on file at 800 Westchester Avenue, Suite N-501, Rye Brook, New York, 10573, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member or stockholder of the constituent entities.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person the 14th day of May, 2012.

By:	/s/ Charles C. Hunter
Authorized Person
Name:	Charles C. Hunter
Title:	Member, Executive Vice President and Secretary, CoreComm Communications, LLC